As filed with the Securities and Exchange Commission on December 8, 2015

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EXCO Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	74-1492779
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

(See Table of Additional Registrant Guarantors)

12377 Merit Drive, Suite 1700

Dallas, TX 75251

(214) 368-2084

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

William L. Boeing

Vice President, General Counsel and Secretary

12377 Merit Drive, Suite 1700

Dallas, TX 75251

(214) 368-2084

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

W. Scott Wallace

Jennifer T. Wisinski

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, TX 75219

(214) 651-5000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)(3)(4)	Proposed Maximum Offering Price per Security (2)(3)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee (5)
Common Shares, par value $0.001 per share
Preferred Shares, par value $0.001 per share
Depositary Shares(6)
Warrants
Debt Securities
Guaranties of Debt Securities(7)
	N/A	N/A	$1,250,000,000	$125,875

(1)	Securities registered hereunder may be sold separately or together with other securities registered hereunder.
(2)	Certain information as to each class of securities to be registered is not specified in accordance with General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended.
(3)	The registrant is registering an indeterminate amount or number of securities of each identified class of securities up to a proposed aggregate offering price of $1,250,000,000, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions.
(4)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares that may become issuable by reason of any share splits, share dividends or similar transactions.
(5)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(6)	The depositary shares being registered will be evidenced by depositary receipts issued under a depositary agreement. If EXCO Resources, Inc. elects to offer fractional interests in preferred shares to the public, depositary receipts will be distributed to the investors purchasing the fractional interests, and the shares will be issued to the depositary under the depositary agreement.
(7)	Certain direct and indirect subsidiaries of EXCO Resources, Inc. may be guarantors of the debt securities. In accordance with Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to the guaranties of the debt securities being registered.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor	State or other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
EXCO Services, Inc.	Delaware	26-1432747
EXCO Partners GP, LLC	Delaware	16-1771258
EXCO GP Partners Old, LP	Delaware	16-1771262
EXCO Partners OLP GP, LLC	Delaware	16-1771252
EXCO Operating Company, LP	Delaware	16-1771261
EXCO Midcontinent MLP, LLC	Delaware	26-3950557
EXCO Holding (PA), Inc.	Delaware	27-2481745
EXCO Production Company (PA), LLC	Delaware	27-2847701
EXCO Production Company (WV), LLC	Delaware	27-2847851
EXCO Resources (XA), LLC	Delaware	27-3177775
EXCO Land Company, LLC	Delaware	46-4259981
EXCO Holding MLP, Inc.	Texas	46-1571972

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to completion, dated December 8, 2015

Prospectus

EXCO Resources, Inc.

$1,250,000,000

Common shares

Preferred shares

Depositary shares

Warrants

Debt securities

Guaranties of debt securities

We may offer and sell from time to time, in one or more offerings at prices and on terms that will be determined at the time of any such offering, up to $1,250,000,000 in aggregate initial offering price of an indeterminate number of the securities listed above.

We may sell our securities to or through underwriters, dealers or agents as designated from time to time, or through a combination of these methods. If any agents or underwriters are involved in the sale of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commission or discounts. We may also sell securities directly to investors.

This prospectus describes the general terms of the securities and the general manner in which we will offer such securities. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered. Any prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

You should carefully read this prospectus and the prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

Our common shares are traded on the New York Stock Exchange under the symbol “XCO.”

Investing in our securities involves risks. See “Risk factors” on page 3 of this prospectus and any additional risk factors in the prospectus supplement and the documents incorporated or deemed incorporated by reference before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                     , 2015.

Page

About this prospectus	1

Our company	2

Risk factors	3

Forward-looking statements	4

Where you can find more information	6

Information we incorporate by reference	7

Use of proceeds	8

Description of capital stock	9

Description of depositary shares	13

Description of warrants	16

Description of debt securities and guaranties	18

Ratio of earnings to fixed charges	32

Plan of distribution	33

Legal matters	36

Experts	36

Independent petroleum engineers	36

About this prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and/or sell any combination of the securities described in this prospectus from time to time in one or more offerings with an aggregate offering price of up to $1,250,000,000. This prospectus provides you with a general description of the securities we may offer. This prospectus does not contain all the information set forth in the registration statement as permitted by the rules of the SEC. Each time we may sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement prepared by us. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and in any applicable prospectus supplement, including any information incorporated by reference. Important information is contained in the documents that are incorporated by reference that are considered to be part of this prospectus. Additionally, information that we later file with the SEC will automatically update and supersede this information. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described in this prospectus under the headings “Where you can find more information” and “Information we incorporate by reference.”

We have not authorized any other person to provide you with any information other than what is contained or incorporated by reference in this prospectus or any applicable prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

When used in this prospectus or in any supplement to this prospectus, the terms the “EXCO,” “EXCO Resources,” “Company,” “we,” “our” and “us” refer to EXCO Resources, Inc. and its consolidated subsidiaries, unless the context otherwise requires or as otherwise indicated.

Our company

We are an independent oil and natural gas company engaged in the exploration, exploitation, acquisition, development and production of onshore U.S. oil and natural gas properties with a focus on shale resource plays. Our principal operations are conducted in certain key U.S. oil and natural gas areas including Texas, Louisiana and the Appalachia region.

Our primary strategy focuses on the exploitation and development of our shale resource plays and the pursuit of leasing and undeveloped acreage acquisition opportunities in Texas and Louisiana. We plan to carry out this strategy by executing on a strategic improvement plan that incorporates the following focus areas: (i) liability management; (ii) operational performance; (iii) capital deployment; (iv) risk management; (v) portfolio repositioning; and (vi) performance management. We believe this strategy will allow us to create long-term value for our shareholders.

EXCO Resources, Inc. is a Texas corporation incorporated in October 1955. Our common shares trade on the New York Stock Exchange, or NYSE, under the symbol “XCO.” Our principal executive office is located at 12377 Merit Drive, Suite 1700, Dallas, Texas 75251. Our telephone number is (214) 368-2084. Our website address is www.excoresources.com. Except for any documents that are incorporated in or through this prospectus, our website is not part of this prospectus.

Risk factors

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risks set forth in our most recent Annual Report on Form 10-K, as amended, or any updates in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or any applicable prospectus supplement or incorporated by reference into this prospectus and any applicable prospectus supplement. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus and any applicable prospectus supplement could decline due to any of these risks, and you may lose all or part of your investment.

Forward-looking statements

This prospectus, the prospectus supplement and the documents incorporated by reference in this prospectus and the prospectus supplement contain forward-looking statements, as defined in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements relate to, among other things, the following:

•	our future financial and operating performance and results;

•	our business strategy;

•	market prices;

•	our future use of derivative financial instruments; and

•	our plans and forecasts.

We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use the words “may,” “expect,” “anticipate,” “estimate,” “believe,” “continue,” “intend,” “plan,” “potential,” “project,” “budget” and other similar words to identify forward-looking statements. The statements that contain these words should be read carefully because they discuss future expectations, contain projections of results of operations or our financial condition and/or state other “forward-looking” information. We do not undertake any obligation to update or revise any forward-looking statements, except as required by applicable securities laws. These statements also involve risks and uncertainties that could cause our actual results or financial condition to materially differ from our expectations in this prospectus, the prospectus supplement and the documents incorporated by reference in this prospectus and the prospectus supplement, including, but not limited to:

•	fluctuations in the prices of oil and natural gas;

•	the availability of oil and natural gas;

•	future capital requirements and availability of financing, including limitations on our ability to incur certain types of indebtedness under our debt agreements;

•	our ability to meet our current and future debt service obligations, including our ability to maintain compliance with our debt covenants;

•	disruption of credit and capital markets and the ability of financial institutions to honor their commitments;

•	estimates of reserves and economic assumptions, including estimates related to acquisitions and dispositions of oil and natural gas properties;

•	geological concentration of our reserves;

•	risks associated with drilling and operating wells;

•	exploratory risks, including those related to our activities in shale formations;

•	discovery, acquisition, development and replacement of oil and natural gas reserves;

•	cash flow and liquidity;

•	timing and amount of future production of oil and natural gas;

•	availability of drilling and production equipment;

•	availability of water and other materials for drilling and completion activities;

•	marketing of oil and natural gas;

•	political and economic conditions and events in oil-producing and natural gas-producing countries;

•	title to our properties;

•	litigation;

•	competition;

•	our ability to attract and retain key personnel;

•	general economic conditions, including costs associated with drilling and operations of our properties;

•	our ability to comply with the listing requirements of, and maintain the listing of our common shares on, the New York Stock Exchange, or the NYSE;

•	environmental or other governmental regulations, including legislation to reduce emissions of greenhouse gases, legislation of derivative financial instruments, regulation of hydraulic fracture stimulation and elimination of income tax incentives available to our industry;

•	receipt and collectability of amounts owed to us by purchasers of our production and counterparties to our derivative financial instruments;

•	decisions whether or not to enter into derivative financial instruments;

•	potential acts of terrorism;

•	our ability to manage joint ventures with third parties, including the resolution of any material disagreements and our partners’ ability to satisfy obligations under these arrangements;

•	actions of third party co-owners of interests in properties in which we also own an interest;

•	fluctuations in interest rates;

•	our ability to effectively integrate companies and properties that we acquire; and

•	our ability to execute the business strategies and other corporate actions developed in connection with our strategic improvement plan.

We believe that it is important to communicate our expectations of future performance to our investors. However, events may occur in the future that we are unable to accurately predict, or over which we have no control. We caution you not to place undue reliance on any forward-looking statements. When considering our forward-looking statements, keep in mind the risk factors and other cautionary statements in this prospectus, the prospectus supplement and the documents incorporated by reference. The risk factors noted in this prospectus, the prospectus supplement and the documents incorporated herein by reference, and other factors noted throughout this prospectus, the prospectus supplement and the documents incorporated by reference, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those contained in any forward-looking statement. Please see “Risk factors” for a discussion of certain risks related to our business and an investment in our securities.

Our revenues, operating results and financial condition depend substantially on prevailing prices for oil and natural gas and the availability of capital. Declines in oil or natural gas prices may have a material adverse effect on our financial condition, liquidity, results of operations, the amount of oil or natural gas that we can produce economically and the ability to fund our operations. Historically, oil and natural gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile.

Where you can find more information

This prospectus does not contain all of the information included in the registration statement and all of the exhibits and schedules thereto. For further information about the registrants, you should refer to the registration statement. Summaries of agreements or other documents in this prospectus are not necessarily complete. Please refer to the exhibits to the registration statement for complete copies of such documents.

We are subject to the informational requirements of the Exchange Act, and in accordance with the requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including this registration statement, are available over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the Public Reference Room of the SEC at 100 F. Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the SEC at that address. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are made available free of charge on our website at www.excoresources.com as soon as reasonably practicable after we electronically file such material with, or otherwise furnish it to, the SEC. Information on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

Information we incorporate by reference

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to effectiveness of the registration statement and prior to the termination of the offering of securities described in this prospectus (excluding any disclosures that are furnished and not filed with the SEC):

•	Our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 25, 2015 and our Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2014 filed with the SEC on April 10, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on April 29, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 filed with the SEC on July 27, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed with the SEC on October 28, 2015;

•	Our Current Reports on Form 8-K or amendments to our Current Reports on Form 8-K, as applicable, filed with the SEC on February 12, 2015, March 6, 2015, March 10, 2015, April 2, 2015, April 23, 2015, April 27, 2015, May 20, 2015, May 26, 2015, May 28, 2015, June 1, 2015, July 8, 2015, July 28, 2015, August 3, 2015, August 19, 2015, September 9, 2015, October 21, 2015, October 22, 2015, October 27, 2015, November 2, 2015, November 4, 2015, November 17, 2015 and November 25, 2015 (only to the extent filed and not furnished); and

•	Our Definitive Proxy Statements on Schedule 14A filed with the SEC on June 11, 2015 and October 2, 2015.

Information contained in this prospectus modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

We will furnish without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated by reference in this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). You should direct any requests for copies to:

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

(214) 368-2084

Attn: General Counsel and Secretary

Internet Website: www.excoresources.com

Use of proceeds

Unless the applicable prospectus supplement indicates otherwise, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include, among other things, the repayment of outstanding indebtedness, acquisitions of assets, businesses or securities, capital expenditures, working capital or the repayment, redemption or refinancing of all or a portion of any indebtedness or other securities outstanding at a particular time. Pending any specific application, we may initially invest proceeds in short-term marketable securities or apply them to the reduction of other short term indebtedness. We may provide additional information on the use of net proceeds from the sale of securities in an applicable prospectus supplement.

Description of capital stock

Our amended and restated certificate of formation authorizes us to issue a total of 790,000,000 shares of capital stock, consisting of 780,000,000 common shares, par value $0.001 per share, and 10,000,000 preferred shares, par value $0.001 per share. The following description of our capital stock is intended to be a summary, and you should read it in conjunction with our amended and restated certificate of formation and third amended and restated bylaws filed with the SEC.

Common shares

Under our amended and restated certificate of formation, we may issue 780,000,000 common shares with a par value of $0.001 per share. As of December 4, 2015, there were 282,143,024 common shares outstanding. All of our common shares have one vote per share. Shareholders may not utilize cumulative voting for the election of directors. The vote or concurrence of two-thirds of the outstanding voting shares of our common shares is necessary to effectuate:

•	any amendment to the amended and restated certificate of formation;

•	the approval of any merger or consolidation;

•	any sale, lease, exchange or other disposition not in the ordinary course of business of all, or substantially all, of our property or assets; or

•	our dissolution.

Holders of our common shares may receive dividends, when and as declared by our board of directors, if funds are legally available for the payment of dividends, subject to the preferential dividend rights of any outstanding preferred shares. Our common shares have no preemptive, conversion, sinking fund, redemption or similar provisions. In the event of our liquidation, holders of our common shares participate on a pro rata basis in the distribution of any of our assets that are remaining after the payment of liabilities and any liquidation preference on outstanding preferred shares. All of our outstanding common shares are fully paid and nonassessable.

On November 16, 2015, at a special meeting of shareholders, our shareholders approved, among other things, an amendment to our amended and restated certificate of formation to effect a reverse share split of our common shares at a ratio of between 1-for-2 and 1-for-10, with the ratio within such range to be determined at the discretion of our board of directors. If our board of directors decides to effect the reverse share split, the number of common shares that we are authorized to issue will decrease from 780,000,000 in proportion to the reverse share split ratio.

Preferred shares

Our amended and restated certificate of formation authorizes the issuance of up to 10,000,000 preferred shares. As of December 4, 2015, we did not have any preferred shares outstanding. Under our amended and restated certificate of formation, our board of directors has the authority to create new series of preferred shares, and the shares of each series shall have rights and preferences as designated by resolution of the board of directors. In the designation of any series of preferred shares, the board of directors has authority, without further action by the holders of our common shares, to fix the number of shares constituting that series and to fix the dividend rights, dividend rate, conversion rights, terms of redemption and the liquidation preferences of that series of preferred shares. The issuance of additional preferred shares could further adversely affect the voting power of holders of our common shares and the likelihood that holders of our common shares will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control.

The prospectus supplement with respect to any issuance of preferred shares will specify:

•	the maximum number of shares;

•	the designation of the shares;

•	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•	the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•	the terms and conditions, if any, for conversion or exchange of the preferred shares into or for shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities, including debt securities, or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	any voting rights; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Any preferred shares offered pursuant to this prospectus and the applicable prospectus supplement will, upon issuance, be fully paid and non-assessable.

Anti-takeover effects of provisions of Texas law, our certificate of formation and bylaws

Under the TBOC, class voting is required in connection with certain amendments of a corporation’s charter, a merger or consolidation requiring shareholder approval and certain sales of all or substantially all of the corporation’s assets.

Our amended and restated certificate of formation currently permits our board of directors to issue up to 10,000,000 preferred shares and to establish, by resolution, one or more series of preferred shares and the powers, designations, preferences and participating, optional or other special rights of each preferred share. The preferred shares may be issued on terms that are unfavorable to the holders of our common shares, including the grant of superior voting rights, the grant of preferences in favor of preferred shareholders in the payment of dividends and upon our liquidation and the designation of conversion rights that entitle holders of our preferred shares to convert their shares into our common shares on terms that are dilutive to holders of our common shares.

The issuance of additional preferred shares may make a takeover or change in control of us more difficult, and may discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. It could, therefore, prevent shareholders from receiving a premium over the market price for the common shares they hold.

Our amended and restated certificate of formation and third amended and restated bylaws provide that special meetings of our shareholders may be called by one or more shareholders only if such shareholder(s) hold shares aggregating at least 25% of the voting power at a meeting at which the holders of all shares entitled to vote on the action or actions were present and voted. Our third amended and restated bylaws also provide that any shareholder seeking to bring business before, or to nominate candidates for election as directors at, an annual meeting of shareholders must be a shareholder of record at the time we give notice of the annual meeting, be entitled to vote at the annual meeting and provide timely notice of his, her or its proposal in writing to the corporate secretary. Furthermore, our third amended and restated bylaws provide that any amendment to the third amended and restated bylaws by our shareholders must be approved by the affirmative vote of two-thirds of the outstanding shares entitled to vote on such amendment. These provisions could have the effect of discouraging attempts to acquire us or change the policies formulated by our management even if some or a majority of our shareholders believe these actions are in their best interest. These provisions could, therefore, prevent shareholders from receiving a premium over the market price for the common shares they hold.

Texas law and certain corporate provisions

In our amended and restated certificate of formation, we opted out of Section 21.606 of the TBOC, or the Texas Business Combination Law. The Texas Business Combination Law provides that a Texas corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder.” For purposes of this law, an “affiliated shareholder” is generally defined as the holder of 20% or more of the corporation’s voting shares, for a period of three years from the date that person became an affiliated shareholder. The law’s prohibitions do not apply if:

•	the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or

•	the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

Limitations on liability

Our amended and restated certificate of formation provides that to the fullest extent permitted by Texas law, our directors will have no personal liability to us or our shareholders for any acts or omissions in the director’s performance of his or her duties as a director. Section 7.001 of the TBOC permits us to limit the personal liability of directors to us or our shareholders for monetary damages for any act or omission in a director’s capacity as director, except for liability for any of the following:

(i)	A breach of the director’s duty of loyalty to us or our shareholders;

(ii)	An act or omission not in good faith that constitutes a breach of duty of the director to us or an act or omission that involves intentional misconduct or knowing violation of law;

(iii)	A transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or

(iv)	An act or omission for which the liability of a director is expressly provided by an applicable statute.

Article XIV of our amended and restated certificate of formation further provides that if Texas law is amended to authorize further elimination of the personal liability of directors for or with respect to any acts or omissions in the performance of their duties as directors, then the liability of a director shall be eliminated to the fullest extent permitted by Texas law, as so amended. Any repeal or modification of Article XIV by our shareholders will not adversely affect any right or protection of a director existing immediately prior to such repeal or modification.

Article XIII of our amended and restated certificate of formation and Article VI of our third amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by Texas law. Our third amended and restated bylaws further provide that we must pay or reimburse reasonable expenses incurred by one of our directors or officers who was, is or is threatened to be made a named defendant or respondent in a proceeding to the maximum extent permitted under Texas law.

Indemnification agreements

We have entered into indemnification agreements with each of Mark F. Mulhern, our former executive vice president, chief financial officer and interim chief accounting officer and a former director, and Vincent J. Cebula, a former director, pursuant to which we have agreed to indemnify them to the fullest extent permitted by the laws of the State of Texas and to advance certain expenses as described therein. We entered into the indemnification agreements with Messrs. Mulhern and Cebula in consideration of their agreement to serve on a special committee of our board of directors in 2010.

Transfer agent and registrar

The transfer agent and registrar for our common shares is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004-1123, (212) 509-4000.

Description of depositary shares

General

At our option, we may elect to offer fractional preferred shares, rather than full preferred shares. If we do elect to offer fractional preferred shares, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred shares, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in preferred shares underlying that depositary share, to all rights and preferences of the preferred shares underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The preferred shares underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, our articles of incorporation and the certificate of designation for the applicable series of preferred shares that are, or will be, filed with the SEC. If applicable, material U.S. federal income tax considerations relating to depositary shares will be described in the applicable prospectus supplement.

Dividends

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred shares underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred shares.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

If a series of preferred shares underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred shares, as set forth in the applicable prospectus supplement.

Redemption

If a series of preferred shares underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred shares held by the depositary. Whenever we redeem any preferred shares held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred shares so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and no fewer than 20 nor more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred shares.

Voting

Upon receipt of notice of any meeting at which the holders of preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred shares. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred shares underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for the preferred shares. The depositary will try, as far as practicable, to vote the preferred shares underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred shares in accordance with these instructions. The depositary will not vote the preferred shares to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Shares

Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole preferred shares underlying their depositary shares.

Partial preferred shares will not be issued. Holders of preferred shares will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred shares in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

•	the initial deposit of the preferred shares;

•	the initial issuance of the depositary shares;

•	any redemption of the preferred shares; and

•	all withdrawals of preferred shares by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred shares.

Neither the depositary nor we will be liable if either the depositary or we are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. The depositary and we may rely on:

•	written advice of counsel or accountants;

•	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

•	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Unless otherwise provided in the applicable prospectus supplement, the successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and the successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

Description of warrants

We may issue warrants for the purchase of our common shares, preferred shares, debt securities or other securities. Warrants may be issued independently or together with common shares, preferred shares, debt securities or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•	the title of the warrants;

•	the offering price for the warrants;

•	the aggregate number of the warrants offered;

•	the designation, amount, number and terms of common shares, preferred shares, debt securities or other securities purchasable upon the exercise of warrants, and procedures by which the number of securities purchasable may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	U.S. federal income tax consequences applicable to such warrants;

•	the number of warrants outstanding as of the most recent practicable date;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such number of common shares, preferred shares, debt securities or other securities at such exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase common shares, preferred shares, debt securities or other securities, holders of such warrants will not have any of the rights of holders of common shares, preferred shares, debt securities or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common shares, preferred shares, debt securities or other securities purchasable upon such exercise, or to exercise any applicable right to vote.

Description of debt securities and guaranties

The following summary of the terms of our debt securities describes general terms that apply to the debt securities. The particular terms of any debt securities will be described more specifically in the prospectus supplement relating to such debt securities.

General

The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities and the subordinated debt securities will be issued under separate indentures among us, the Subsidiary Guarantors of such debt securities, if any, and a trustee to be determined. Senior debt securities will be issued under a “senior indenture” and subordinated debt securities will be issued under a “subordinated indenture.” Together, the senior indenture and the subordinated indenture are called “indentures.”

The debt securities may be issued from time to time in one or more series, which may be secured or unsecured. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

Unless the debt securities are guaranteed by our subsidiaries as described below, the rights of EXCO Resources, Inc. and our creditors, including holders of the debt securities, to receive proceeds from the assets of any subsidiary upon such subsidiary’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors (except to the extent that EXCO Resources, Inc. may be a creditor with recognized claims against such subsidiary).

We have summarized selected provisions of the indentures below. The summary is not complete. The forms of the senior indenture and the subordinated indenture have been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the indentures.

General

The indentures provide that debt securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will determine the terms and conditions of the debt securities, including the maturity, principal and interest, but those terms must be consistent with the indenture.

The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described under “— Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any subordinated debt securities. If the prospectus supplement so indicates, the debt securities will be convertible into our common shares.

If specified in the prospectus supplement respecting a particular series of debt securities, certain subsidiaries of EXCO Resources, Inc. (each a “Subsidiary Guarantor”) will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series as described under “— Subsidiary Guarantee” and in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of subordinated debt securities will be subordinated to the senior debt of the Subsidiary Guarantor on the same basis as the subordinated debt securities are subordinated to our senior debt.

The applicable prospectus supplement will set forth the price or prices at which the debt securities to be issued will be offered for sale and will describe the following terms of such debt securities:

(1)	the title of the debt securities;

(2)	whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the related subordination terms;

(3)	whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the debt securities;

(4)	any limit on the aggregate principal amount of the debt securities;

(5)	the person to whom any interest on any debt security will be payable if other than the person in whose name the debt security is registered as of the applicable record date;

(6)	each date on which the principal of the debt securities will be payable;

(7)	the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

(8)	each place where payments on the debt securities will be payable;

(9)	any terms upon which the debt securities may be redeemed, in whole or in part, at our option;

(10)	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the debt securities;

(11)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities of the series shall be issuable;

(12)	if the amount of principal of or any premium or interest on any debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

(13)	the currency, if other than the currency of the United States of America, in which the principal of or any premium or interest on any debt securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

(14)	if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(15)	the portion of the principal amount, if less than all, of the debt securities that will be payable upon declaration of acceleration of the Maturity of the debt securities;

(16)	if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(17)	whether the debt securities are defeasible;

(18)	if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositories for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 205 and any circumstances in addition to or in lieu of those set forth in clause (2) of the last paragraph of Section 305 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(19)	any addition to or change in the Events of Default;

(20)	whether the debt securities are convertible into our common shares and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(21)	any addition to or change in the covenants in the indenture applicable to the debt securities;

(22)	whether the Securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such Securities shall be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of the Company or any Subsidiary Guarantor; and

(23)	any other terms of the debt securities not inconsistent with the provisions of the indenture.

Debt securities, including any debt securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the subordinated debt securities will, to the extent set forth in the subordinated indenture with respect to each series of subordinated debt securities, be subordinated in right of payment to the prior payment in full of all of our senior debt, including the senior debt securities, and it may also be senior in right of payment to all of our subordinated debt. The prospectus supplement relating to any subordinated debt securities will summarize the subordination provisions of the subordinated indenture applicable to that series including:

•	the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

•	the applicability and effect of such provisions in the event of specified defaults with respect to any senior debt, including the circumstances under which and the periods during which we will be prohibited from making payments on the subordinated debt securities; and

•	the definition of senior debt applicable to the subordinated debt securities of that series and, if the series is issued on a senior subordinated basis, the definition of subordinated debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of senior debt to which the subordinated debt securities of that series will be subordinated.

The failure to make any payment on any of the subordinated debt securities by reason of the subordination provisions of the subordinated indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the subordinated debt securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the subordinated debt securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the subordinated debt securities as described under “— Legal Defeasance and Covenant Defeasance.”

Subsidiary Guarantee

If specified in the prospectus supplement, one or more of the Subsidiary Guarantors will guarantee the debt securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantor.

Subject to the limitations described below and in the prospectus supplement, one or more of the Subsidiary Guarantors will jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all our payment obligations under the Indentures and the debt securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the “Guaranteed Obligations”). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

In the case of subordinated debt securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the senior debt of such Subsidiary Guarantor on the same basis as the subordinated debt securities are subordinated to our senior debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the subordinated debt securities are suspended by the subordination provisions of the subordinated indenture.

Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Subsidiary Guarantee will be a continuing guarantee and will:

(1)	remain in full force and effect until either (a) payment in full of all the applicable debt securities (or such debt securities are otherwise satisfied and discharged in accordance with the provisions of the applicable indenture) or (b) released as described in the following paragraph;

(2)	be binding upon each Subsidiary Guarantor; and

(3)	inure to the benefit of and be enforceable by the applicable trustee, the holders and their successors, transferees and assigns.

In the event that (a) a Subsidiary Guarantor ceases to be a Subsidiary, (b) either legal defeasance or covenant defeasance occurs with respect to the series or (c) all or substantially all of the assets or all of the capital stock of such Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the applicable trustee or any Holder, and no other person acquiring or owning the assets or capital stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee. In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof. At the option of the holder, subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The security registrar and any other transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any debt security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such debt security being redeemed in part.

Global Securities

Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of the debt securities they represent. Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable indenture.

Notwithstanding any provision of the indentures or any debt securities described in this prospectus, no global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary for such global security or any nominee of such depositary unless:

(1)	the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the applicable indenture, and in either case we fail to appoint a successor depositary within 90 days;

(2)	an Event of Default with respect to the debt securities represented by such global security has occurred and is continuing and the trustee has received a written request from the depositary to issue certificated debt securities;

(3)	subject to the rules of the depositary, we shall have elected to terminate the book-entry system through the depositary; or

(4)	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated debt securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or such nominee, as the case may be, will be considered the sole owner and holder of such global security and the debt securities that it represents for all purposes under the debt securities and the applicable indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have such global security or any debt securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange for those interests and will not be considered to be the owners or holders of such global security or any debt securities that is represents for any purpose under the debt securities or the applicable indenture. All payments on a global security will be made to the depositary or its nominee, as the case may be, as the holder of the security. The laws of some jurisdictions may require that some purchasers of debt securities take physical delivery of such debt securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the Subsidiary Guarantors, the trustees or the agents of us, the Subsidiary Guarantors or the trustees will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time, except that at our option payment of any interest on debt securities in certificated form may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the trustee under the indenture will be designated as the paying agent for payments on debt securities issued under the applicable indenture. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All money paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such debt securities thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any person (a “successor person”), and may not permit any person to consolidate with or merge into us, unless:

(1)	the successor person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the indentures;

(2)	immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3)	certain other conditions with respect to any particular debt securities specified in the applicable prospectus supplement, are met.

The successor person (if not us) will be substituted for us under the applicable indenture with the same effect as if it had been an original party to such indenture, and, except in the case of a lease, we will be relieved from any further obligations under such indenture and the debt securities.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable indenture with respect to debt securities of any series:

(1)	failure to pay principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

(2)	failure to pay any interest on any debt securities of that series when due, continued for 30 days, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

(3)	failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the subordinated indenture;

(4)	failure to perform any of our other covenants in such indenture (other than a covenant included in such indenture solely for the benefit of a series other than that series), continued for 90 days after written notice has been given by the applicable trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in such indenture;

(5)	certain events of bankruptcy, insolvency or reorganization affecting us or any significant subsidiary; and

(6)	any other Event of Default provided with respect to the debt securities of that series.

If an Event of Default (other than an Event of Default with respect to EXCO Resources, Inc. described in clause (5) above) with respect to the debt securities of any series at the time outstanding occurs and is continuing, either the applicable trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice as provided in the indenture may declare the principal amount of the debt securities of that series (or, in the case of any debt security that is an Original Issue Discount Debt Security, such portion of the principal amount of such debt security as may be specified in the terms of such debt security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to EXCO Resources, Inc. described in clause (5) above with respect to the debt securities of any series at the time Outstanding occurs, the principal amount of all the debt securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable trustee or any holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration and its consequences, but before a judgment or decree based on acceleration, the holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable indenture. For information as to waiver of defaults, see “— Modification and Waiver” below.

Subject to the provisions of the indentures relating to the duties of the trustees in case an Event of Default has occurred and is continuing, no trustee will be under any obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders have offered to such trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustees, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series; provided that

(1)	such direction shall not be in conflict with any rule of law or with the applicable indenture, and

(2)	the applicable trustee may take any other action deemed proper by such trustee which is not inconsistent with such direction.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1)	such holder has previously given to the trustee under the applicable indenture written notice of a continuing Event of Default with respect to the debt securities of that series;

(2)	the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee; and

(3)	the trustee has failed to institute such proceeding, and has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security or, if applicable, to convert such debt security.

We will be required to furnish to each trustee annually a statement by certain of our officers, to their knowledge, as to whether or not we are in default in the performance or observance of any of the terms, provisions and conditions of the applicable indenture and, if so, specifying all such known defaults.

Modification and Waiver

We may modify or amend an indenture without the consent of any holders of the debt securities in certain circumstances, including:

(1)	to evidence the succession under the indenture of another person to us or any Subsidiary Guarantor and to provide for its assumption of our or such Subsidiary Guarantor’s obligations to holders of debt securities;

(2)	to make any changes that would add any additional covenants of us or the Subsidiary Guarantors for the benefit of the holders of debt securities or that do not adversely affect the rights under the indenture of the holders of debt securities in any material respect;

(3)	to add any additional Events of Default;

(4)	to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to provide for uncertificated notes in addition to or in place of certificated notes;

(5)	to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provisions nor (ii) modify the rights of the holder of any such debt security with respect to such provision or (B) shall become effective only when there is no such debt security outstanding;

(6)	to secure the debt securities;

(7)	to establish the form or terms of any series of debt securities;

(8)	to evidence and provide for the acceptance of appointment under the indenture of a successor trustee;

(9)	to cure any ambiguity, defect or inconsistency;

(10)	to add Subsidiary Guarantors;

(11)	to make any other provisions with respect to matters or questions arising under the indenture, provided that such action pursuant to the indenture shall not adversely affect the interests of the holders of debt securities of any series in any material respect; or

(12)	in the case of any subordinated debt security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of senior debt.

Other modifications and amendments of an indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

(1)	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

(2)	reduce the principal amount of, or any premium or interest on, any debt security;

(3)	reduce the amount of principal of an Original Issue Discount Security or any other debt security payable upon acceleration of the maturity thereof;

(4)	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

(5)	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any debt security;

(6)	modify the subordination provisions in the case of subordinated debt securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the subordinated debt securities;

(7)	except as provided in the applicable indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

(8)	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

(9)	reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

(10)	modify such provisions with respect to modification, amendment or waiver; or

(11)	following the making of an offer to purchase debt securities from any holder that has been made pursuant to a covenant in such indenture, modify such covenant in a manner adverse to such holder.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the Holder of each outstanding debt security of such series.

Each of the indentures provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under such indenture as of any date:

(1)	the principal amount of an Original Issue Discount Security that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2)	if, as of such date, the principal amount payable at the stated maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of such debt security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such debt security;

(3)	the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of a debt security described in clause (1) or (2) above, of the amount described in such clause); and

(4)	certain debt securities, including those owned by us, any Subsidiary Guarantor or any of our other affiliates, will not be deemed to be outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, only persons who are holders of outstanding debt securities of that series on the record date may take such action. To be effective, such action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Satisfaction and Discharge

Each indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

(1)	either:

(a)	all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

(b)	all outstanding debt securities of that series that have been not delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and in any case we have irrevocably deposited with the trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such debt securities not delivered to the trustee for cancellation, for principal, premium, if any, and accrued interest to the stated maturity or redemption date;

(2)	we have paid or caused to be paid all other sums payable by us under the indenture with respect to the debt securities of that series; and

(3)	we have delivered an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge of the indenture with respect to the debt securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance

To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the debt securities of any series, or to any specified part of a series, which we call “covenant defeasance”.

Legal Defeasance. The indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of debt securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such debt securities are subordinated debt securities, the provisions of the subordinated indenture relating to subordination will cease to be effective, with respect to such debt securities (except for certain obligations to convert, exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and such debt securities. Such defeasance or discharge may occur only if, among other things:

(1)	we have delivered to the applicable trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2)	no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit;

(3)	such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable indenture) to which we are a party or by which we are bound;

(4)	in the case of subordinated debt securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any senior debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any senior debt and no other event of default with respect to any senior debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

(5)	we have delivered to the trustee an opinion of counsel to the effect that such deposit shall not cause the trustee or the trust so created to be subject to the Investment Company Act of 1940.

Covenant Defeasance. The indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any debt securities, we may fail to comply with certain restrictive covenants (but not with respect to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (4) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such debt securities are subordinated debt securities, the provisions of the subordinated indenture relating to subordination will cease to be effective, in each case with respect to such debt securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and such debt securities. Such covenant defeasance may occur only if we have delivered to the applicable trustee an opinion of counsel to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any series of debt securities and such debt securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

If we exercise either our legal defeasance or covenant defeasance option, any Subsidiary Guarantee will terminate.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator, shareholder, member, partner or trustee of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the debt securities, the indentures or any Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a debt security, each holder shall be deemed to have waived and released all such liability. The waiver and release shall be a part of the consideration for the issue of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register.

Title

We, the Subsidiary Guarantors, the trustees and any agent of us, the Subsidiary Guarantors or a trustee may treat the person in whose name a debt security is registered as the absolute owner of the debt security (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee(s)

We will enter into the indentures with one or more trustee(s) that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities. We may maintain a banking relationship in the ordinary course of business with our trustee and one or more of its affiliates.

Resignation or Removal of Trustee. If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with the terms and conditions of such indenture.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

Limitations on Trustee if It Is Our Creditor. Each indenture will contain certain limitations on the right of the trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee. Each indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee must be accompanied by an officers’ certificate and an opinion of counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

Ratio of earnings to fixed charges

The following table sets forth our historical ratio of earnings to fixed charges:

	Nine months ended September 30, 2015	Year ended December 31,
		2014	2013	2012	2011	2010

Ratio of earnings to fixed charges	(1)	1.9x	1.5x	(1)	(1)	10.4x

(1)	The amounts by which earnings were insufficient to cover fixed charges for the nine months ended September 30, 2015 and the years ended December 31, 2012 and 2011 were $1.1 billion, $1.4 billion and $16.8 million, respectively. This deficit was primarily due to non-cash impairments of oil and natural gas properties.

For purposes of computing the ratio of earnings to fixed charges, earnings are defined as:

•	income from continuing operations before income taxes and equity method earnings of affiliates; plus

•	fixed charges, distributed income of equity investees and amortization of capitalized interest; less

•	capitalized interest.

Fixed charges are defined as the sum of the following:

•	interest expense (including amounts capitalized);

•	amortization of debt discount and issuance cost (expensed and capitalized);

•	preferred share dividends; and

•	that portion of rental expense which we believe to be representative of an interest factor.

Plan of distribution

We may sell our securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; (5) directly by us to purchasers, including through a specific bidding, auction or other process; or (6) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices. The place and time of delivery for securities will be set forth in the accompanying prospectus supplement.

Agents

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any such agent will use its commercially reasonable efforts to solicit purchases for the period of its appointment or to sell securities on a continuing basis. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. Accordingly, any commission, discount or concession received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. We have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. As of the date of this prospectus, there are no special selling arrangements between any broker-dealer or other person and us. No period of time has been fixed within which the securities will be offered and sold.

Underwriters

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account on a firm commitment or best efforts basis and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

Dealers

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Institutional Purchasers

Offers to purchase securities may be solicited directly by us, and the sale thereof may be made by us, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Exchangeable Securities

We may also sell our common shares through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

Derivative Transactions

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those transactions to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Commissions, Discounts and Concessions

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of amount of securities being offered; the purchase price or initial public offering price of the securities; the names of any underwriters, dealers or agents; the net proceeds to us from the sale of the securities; any delayed deliver arrangements; any underwriting discounts, commissions and other items constituting compensation from us; any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any commissions paid to agents

The maximum commission or discount received by any Financial Industry Regulatory Authority (“FINRA”) member or independent broker/dealer may not exceed the amount set forth in the FINRA rules at the time of any sale of securities being made pursuant to this prospectus or an applicable prospectus supplement. If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

Market Making and Stabilization

Any securities offered other than common shares will be a new issue and, other than the common shares, which is listed on the NYSE, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Indemnification; Other Matters

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Legal matters

Unless we state otherwise in the applicable prospectus supplement, our legal counsel, Haynes and Boone LLP, Dallas, Texas, will pass upon certain legal matters in connection with the offered securities. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.

Experts

The consolidated balance sheets of EXCO Resources, Inc. and its subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, cash flows, and changes in shareholders’ equity for each of the years in the three-year period ended December 31, 2014 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Independent petroleum engineers

Lee Keeling and Associates, Inc., independent petroleum engineers, Tulsa, Oklahoma, prepared the Proved Reserves estimates with respect to our non-shale properties included in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the authority of said firm as experts in petroleum engineering.

Netherland, Sewell & Associates, Inc., independent petroleum engineers, Dallas, Texas, prepared the Proved Reserves estimates with respect to our shale properties included in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the authority of said firm as experts in petroleum engineering.

Ryder Scott Company, L.P., independent petroleum engineers, Houston, Texas, prepared the Proved Reserves estimates with respect to our shale properties in the South Texas region included in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the authority of said firm as experts in petroleum engineering.

EXCO Resources, Inc.

Common shares

Preferred shares

Depositary shares

Warrants

Debt securities

Guaranties of debt securities

Prospectus

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of issuance and distribution.

The following table sets forth the estimated fees and expenses (other than underwriting compensation expected to be incurred) expected to be incurred in connection with the registration of the securities.

SEC registration fee	$125,875
Printing and engraving expenses	*
Accounting fees and expenses	*
Engineering fees and expenses	*
Legal fees and expenses	*
Miscellaneous expenses	*

Total	$ *

* An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered cannot be estimated at this time and will be included in the applicable prospectus supplement.

Item 15. Indemnification of directors and officers.

Texas corporate registrants

We and EXCO Holding MLP, Inc., or EXCO MLP, are corporations incorporated under the laws of the state of Texas. Section 7.001 of the Texas Business Organizations Code, or the TBOC, permits a Texas corporation to limit the personal liability of its directors to such corporation or its shareholders for monetary damages for any act or omission in a director’s capacity as director, except for liability for any of the following:

(i)	A breach of the director’s duty of loyalty to the corporation or its shareholders;

(ii)	An act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or knowing violation of law;

(iii)	A transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or

(iv)	An act or omission for which the liability of a director is expressly provided by an applicable statute.

Under Sections 8.101, 8.102 and 8.103 of the TBOC, subject to the procedures and limitations stated therein, a Texas corporation may indemnify a director who was, is or is threatened to be made a respondent in a proceeding against a judgment and reasonable expenses actually incurred by the person in connection with the proceeding if it is determined that the person seeking indemnification:

(i)	acted in good faith;

(ii)	reasonably believed (A) in the case of conduct in his or her official capacity, that his or her conduct was in or was not opposed to the corporation’s best interests, or (B) in any other case, that his or her conduct was not opposed to the corporation’s best interests; and

(iii)	in the case of a criminal proceeding, did not have a reasonable cause to believe his or her conduct was unlawful.

Under Section 8.105 of the TBOC, a Texas corporation may indemnify an officer as provided by its governing documents, by action of its board of directors, by action of its shareholders, by contract or by common law.

Sections 8.051 and 8.105 of the TBOC require a Texas corporation to indemnify a director, former director or officer against reasonable expenses actually incurred by the director, former director or officer in connection with a proceeding in which the director, former director or officer is a respondent because the director, former director or officer is or was in that position if the director, former director or officer has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

The TBOC prohibits a Texas corporation from indemnifying a director in respect of a proceeding in which the director is found liable to the corporation or is found liable because a personal benefit was improperly received by him or her, other than for reasonable expenses actually incurred by him or her in connection with the proceeding, not including a judgment, penalty, fine or tax. The TBOC prohibits a Texas corporation entirely from indemnifying a director in respect of any such proceeding in which the director is found liable for willful or intentional misconduct in the performance of his or her duties to the corporation, breach of the duty of loyalty to the corporation or an act or omission not committed in good faith that constitutes a breach of a duty owed by the director to the corporation.

Under Sections 8.052 and 8.105 of the TBOC, a court may order a Texas corporation to indemnify a director, former director or officer if the court determines that the director, former director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. If, however, the director, former director or officer is found liable to the corporation or is found liable on the basis that a personal benefit was improperly received by him or her, the indemnification will be limited to reasonable expenses actually incurred by him or her in connection with the proceeding.

EXCO Resources, Inc.

Article XIV of our Amended and Restated Certificate of Formation provides that to the fullest extent permitted by Texas law, our directors will have no personal liability to us or our shareholders for any acts or omissions in the director’s performance of his or her duties as a director. Article XIV further provides that if Texas law is amended to authorize further elimination of the personal liability of directors for or with respect to any acts or omissions in the performance of their duties as directors, then the liability of a director shall be eliminated to the fullest extent permitted by Texas law, as so amended. Any repeal or modification of Article XIV by our shareholders will not adversely affect any right or protection of a director existing immediately prior to such repeal or modification.

Article XIII of our Amended and Restated Certificate of Formation and Article VI of our Third Amended and Restated Bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by Texas law. Our Third Amended and Restated Bylaws further provide that we must pay or reimburse reasonable expenses incurred by one of our directors or officers who was, is or is threatened to be made a named defendant or respondent in a proceeding to the maximum extent permitted under Texas law.

EXCO Holding MLP, Inc.

Article VIII of EXCO MLP’s Certificate of Formation provides that, to the fullest extent permitted by Texas law, its directors will have no personal liability to EXCO MLP or its shareholder(s) for any acts or omissions in the director’s performance of his or her duties as a director, subject to certain exceptions. Article VIII further provides that the liability of a director shall be eliminated to the fullest extent permitted by any future amendments to Texas law. Any repeal or modification of Article VIII by the shareholders of EXCO MLP will not adversely affect any right or protection of a director existing at the time of such repeal or modification.

Article VI of EXCO MLP’s Bylaws provide that EXCO MLP must indemnify and hold harmless any person to the fullest extent authorized by the TBOC, as it currently exists or may thereafter be amended, against all expense, liability and loss reasonably incurred by reason of the fact that he or she is or was or has agreed to become a director or officer of EXCO MLP or is or was serving or has agreed to serve at the request of EXCO MLP as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, who was, is or is threatened to be made a party or is involved in a proceeding.

Delaware corporate registrants

EXCO Services, Inc. and EXCO Holding (PA), Inc., or, collectively, the Delaware Corporate Registrants, are corporations incorporated under the laws of the state of Delaware. Section 145(a) of the Delaware General Corporation Law, or the DGCL, among other things, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against such expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

Further, Section 145(c) of the DGCL provides that, to the extent any present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 145(f) of the DGCL provides that the statutory provisions on indemnification are not exclusive of indemnification provided pursuant to, among other things, the bylaws or indemnification agreements. Each of the Delaware Corporate Registrant’s Bylaws contains provisions regarding the indemnification of their respective directors and officers. Article VI, Section 1 of the Bylaws of each of the Delaware Corporate Registrants provide for the indemnification of their respective current, former and proposed officers and directors to substantially the same extent permitted by the DGCL.

The indemnification described above (unless ordered by a court) shall be paid by the respective Delaware Corporate Registrant unless a determination is made that indemnification of the director, officer, employee or agent is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth above. This determination must be made:

•	by the board of directors, or a committee thereof, of the Delaware Corporate Registrant by a majority vote of a quorum consisting of directors who were not parties to such Proceeding;

•	if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

•	by the Delaware Corporate Registrant’s stockholders.

Article VI, Section 1 of the Bylaws of each of the Delaware Corporate Registrants provide that costs, charges and expenses (including attorneys’ fees) incurred by a person seeking indemnification under such Section in defending a Proceeding shall be paid by the respective Delaware Corporate Registrant in advance of the final disposition of such Proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a current, former or proposed director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it shall ultimately be determined that such current, former or proposed director or officer is not entitled to be indemnified by the respective Delaware Corporate Registrant. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Delaware Corporate Registrant’s board of directors deems appropriate. The board of directors of the Delaware Corporate Registrants may, upon approval of such director, officer, employee or agent of a Delaware Corporate Registrant, authorize counsel for the respective Delaware Corporate Registrant to represent such person in any Proceeding, whether or not the Delaware Corporate Registrant is a party to such Proceeding.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but excludes specifically liability for any:

•	breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	transactions from which the director derived an improper personal benefit.

The provision does not limit equitable remedies, such as an injunction or rescission for breach of a director’s fiduciary duty of care.

The certificate of incorporation of each of the Delaware Corporate Registrants contains a provision eliminating the personal liability of a director from breaches of fiduciary duty, subject to the exceptions described above.

Delaware limited liability company registrants

EXCO Partners GP, LLC, EXCO Partners OLP GP, LLC, or OLP GP, EXCO Midcontinent MLP, LLC, EXCO Production Company (PA), LLC, or EXCOPA, EXCO Production Company (WV), LLC, or EXCOWV, EXCO Resources (XA), LLC, or EXCOXA, and EXCO Land Company, LLC, or EXCOLC, and, collectively, the Delaware LLC Registrants, are limited liability companies formed under the laws of the state of Delaware. Section 18-108 of the Delaware Limited Liability Company Act, or the DLLCA, provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreements of OLP GP, EXCOPA, EXCOWV, EXCOXA and EXCOLC provide that each of such respective Delaware LLC Registrants will indemnify persons who serve as a manager or managing member, as applicable, or as a director or officer of such Delaware LLC Registrant from liabilities arising out of any management of the Delaware LLC Registrant’s affairs, subject to all limitations and requirements imposed by the DLLCA.

Delaware limited partnership registrants

EXCO GP Partners Old, LP and EXCO Operating Company, LP, or, collectively, the Delaware LP Registrants, are limited partnerships formed under the laws of the state of Delaware. Section 17-108 of the Delaware Limited Partnership Act, or the DLPA, provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The limited partnership agreements of EXCO GP Partners Old, LP and EXCO Operating Company, LP limit the liability of limited partners to the initial capital contribution made by each limited partner as provided for in the respective limited partnership agreements.

In addition, we have entered into indemnification agreements with each of Mark F. Mulhern, our former executive vice president, chief financial officer and interim chief accounting officer and a former director, and Vincent J. Cebula, a former director, pursuant to which we agreed to indemnify them to the fullest extent permitted by the laws of the State of Texas and advance certain expenses as described therein. We entered into the indemnification agreements with Messrs. Mulhern and Cebula in consideration of their agreement to serve on a special committee of the board of directors in 2010.

Item 16. Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated by reference herein.

Item 17. Undertakings.

The undersigned registrants hereby undertake:

(a) (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)

which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 7, 2015.

EXCO RESOURCES, INC.

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: Chief Executive Officer and President

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Richard A. Burnett and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold L. Hickey Harold L. Hickey	Chief Executive Officer and President (Principal Executive Officer)	December 7, 2015

/s/ Richard A. Burnett Richard A. Burnett	Chief Financial Officer, Vice President and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	December 7, 2015

/s/ Charles John Wilder, Jr. Charles John Wilder, Jr.	Executive Chairman of the Board	December 7, 2015

/s/ Jeffrey D. Benjamin Jeffrey D. Benjamin	Director	December 7, 2015

/s/ B. James Ford B. James Ford	Director	December 7, 2015

/s/ Samuel A. Mitchell Samuel A. Mitchell	Director	December 7, 2015

/s/ Wilbur L. Ross, Jr. Wilbur L. Ross, Jr.	Director	December 7, 2015

Signature	Title	Date

/s/ Jeffrey S. Serota Jeffrey S. Serota	Director	December 7, 2015

/s/ Robert L. Stillwell Robert L. Stillwell	Director	December 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 7, 2015.

EXCO SERVICES, INC.

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: Chief Executive Officer and President

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Richard A. Burnett and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold L. Hickey Harold L. Hickey	Director, Chief Executive Officer and President (Principal Executive Officer)	December 7, 2015

/s/ Richard A. Burnett Richard A. Burnett	Director, Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	December 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 7, 2015.

EXCO PARTNERS GP, LLC

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: Chief Executive Officer and President

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Richard A. Burnett and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold L. Hickey Harold L. Hickey	Director, Chief Executive Officer and President (Principal Executive Officer)	December 7, 2015

/s/ Richard A. Burnett Richard A. Burnett	Director, Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	December 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 7, 2015.

EXCO GP PARTNERS OLD, LP

By:	EXCO PARTNERS GP, LLC,
its general partner

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: Chief Executive Officer and President

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Richard A. Burnett and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title (of EXCO Partners GP, LLC)	Date

/s/ Harold L. Hickey Harold L. Hickey	Director, Chief Executive Officer and President (Principal Executive Officer)	December 7, 2015

/s/ Richard A. Burnett Richard A. Burnett	Director, Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	December 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 7, 2015.

EXCO PARTNERS OLP GP, LLC

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: Chief Executive Officer and President

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Richard A. Burnett and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold L. Hickey Harold L. Hickey	Manager, Chief Executive Officer and President (Principal Executive Officer)	December 7, 2015

/s/ Richard A. Burnett Richard A. Burnett	Manager, Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	December 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 7, 2015.

EXCO OPERATING COMPANY, LP

By:	EXCO PARTNERS OLP GP, LLC,
its general partner

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: Chief Executive Officer and President

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Richard A. Burnett and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title (of EXCO Partners OLP GP, LLC)	Date

/s/ Harold L. Hickey Harold L. Hickey	Manager, Chief Executive Officer and President (Principal Executive Officer)	December 7, 2015

/s/ Richard A. Burnett Richard A. Burnett	Manager, Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	December 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 7, 2015.

EXCO MIDCONTINENT MLP, LLC

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: Chief Executive Officer and President

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Richard A. Burnett and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold L. Hickey Harold L. Hickey	Chief Executive Officer and President (Principal Executive Officer)	December 7, 2015

/s/ Richard A. Burnett Richard A. Burnett	Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	December 7, 2015

EXCO Resources, Inc.	Member	December 7, 2015

By: /s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 7, 2015.

EXCO HOLDING (PA), INC.

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: Chief Executive Officer and President

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Richard A. Burnett and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold L. Hickey Harold L. Hickey	Director, Chief Executive Officer and President (Principal Executive Officer)	December 7, 2015

/s/ Richard A. Burnett Richard A. Burnett	Director, Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	December 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 7, 2015.

EXCO PRODUCTION COMPANY (PA), LLC

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: Chief Executive Officer and President

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Richard A. Burnett and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold L. Hickey Harold L. Hickey	Chief Executive Officer and President (Principal Executive Officer)	December 7, 2015

/s/ Richard A. Burnett Richard A. Burnett	Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	December 7, 2015

EXCO Holding (PA), Inc.	Member	December 7, 2015

By: /s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and
Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 7, 2015.

EXCO PRODUCTION COMPANY (WV), LLC

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and Chief Executive Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Richard A. Burnett and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold L. Hickey Harold L. Hickey	Chief Executive Officer and President (Principal Executive Officer)	December 7, 2015

/s/ Richard A Burnett Richard A. Burnett	Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	December 7, 2015

EXCO Holding (PA), Inc.	Member	December 7, 2015

By: /s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and
Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 7, 2015.

EXCO RESOURCES (XA), LLC

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and Chief Executive Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Richard A. Burnett and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold L. Hickey Harold L. Hickey	Chief Executive Officer and President (Principal Executive Officer)	December 7, 2015

/s/ Richard A. Burnett Richard A. Burnett	Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	December 7, 2015

EXCO Holding (PA), Inc.	Member	December 7, 2015

By: /s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and
Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 7, 2015.

EXCO LAND COMPANY, LLC

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: Chief Executive Officer and President

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Richard A. Burnett and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold L. Hickey Harold L. Hickey	Chief Executive Officer and President (Principal Executive Officer)	December 7, 2015

/s/ Richard A. Burnett Richard A. Burnett	Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	December 7, 2015

EXCO Operating Company, LP	Member	December 7, 2015

By: EXCO Partners OLP GP, LLC, its General Partner By: /s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and
Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 7, 2015.

EXCO HOLDING MLP, INC.

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and Chief Executive Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Richard A. Burnett and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold L. Hickey Harold L. Hickey	Director, Chief Executive Officer and President (Principal Executive Officer)	December 7, 2015

/s/ Richard A. Burnett Richard A. Burnett	Director, Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	December 7, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit Description
* 1.1	Form of Underwriting Agreement.

** 4.1	Form of Senior Indenture.

** 4.2	Form of Subordinated Indenture.

4.3	Specimen Common Stock Certificate, filed as Exhibit 4.11 to EXCO’s Registration Statement on Form S-3, dated December 17, 2013 and filed on December 17, 2013 and incorporated by reference herein.

* 4.4	Form of Preferred Stock Certificate.

* 4.5	Form of Warrant Agreement.

* 4.6	Form of Warrant Certificate.

* 4.7	Form of Depositary Agreement.

* 4.8	Form of Depositary Receipt.

* 4.9	Form of Senior Debt Securities.

* 4.10	Form of Subordinated Debt Securities.

4.11

Amended and Restated Certificate of Formation of EXCO Resources, Inc., as amended November 16, 2015, filed as Exhibit 3.1 to EXCO’s Current Report on Form 8-K, dated November 16, 2015 and filed on November 17, 2015 and incorporated by reference herein.

4.12

Third Amended and Restated Bylaws of EXCO Resources, Inc., filed as Exhibit 3.1 to EXCO’s Current Report on Form 8-K, dated September 8, 2015 and filed on September 9, 2015 and incorporated by reference herein.

4.13	Certificate of Incorporation of EXCO Services, Inc., filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.14	Bylaws of EXCO Services, Inc., filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.15	Certificate of Formation of EXCO Partners GP, LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.16	Limited Liability Company Agreement of EXCO Partners GP, LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.17	Certificate of Limited Partnership of EXCO GP Partners Old, LP, as amended, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

Exhibit No.	Exhibit Description
4.18	Agreement of Limited Partnership of EXCO GP Partners Old, LP, as amended, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.19	Certificate of Formation of EXCO Partners OLP GP, LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.20	Limited Liability Company Agreement of EXCO Partners OLP GP, LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.21	Certificate of Limited Partnership of EXCO Operating Company, LP, as amended, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.22	Agreement of Limited Partnership of EXCO Operating Company, LP, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.23	Certificate of Formation of EXCO Midcontinent MLP, LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.24	Limited Liability Company Agreement of EXCO Midcontinent MLP, LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.25	Certificate of Incorporation of EXCO Holding (PA), Inc., filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.26	Bylaws of EXCO Holding (PA), Inc., filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.27	Certificate of Formation of EXCO Production Company (PA), LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.28	Amended and Restated Limited Liability Company Agreement of EXCO Production Company (PA), LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.29	Certificate of Formation of EXCO Production Company (WV), LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.30	Amended and Restated Limited Liability Company Agreement of EXCO Production Company (WV), LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

Exhibit No.	Exhibit Description
4.31	Certificate of Formation of EXCO Resources (XA), LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.32	Amended and Restated Limited Liability Company Agreement of EXCO Resources (XA), LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.33	Certificate of Formation of EXCO Land Company, LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated April 8, 2014 and filed on April 8, 2014 and incorporated by reference herein.

4.34	Limited Liability Company Agreement of EXCO Land Company, LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated April 8, 2014 and filed on April 8, 2014 and incorporated by reference herein.

4.35	Certificate of Formation of EXCO Holding MLP, Inc., filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated April 8, 2014 and filed on April 8, 2014 and incorporated by reference herein.

4.36	Bylaws of EXCO Holding MLP, Inc., filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated April 8, 2014 and filed on April 8, 2014 and incorporated by reference herein.

** 5.1	Opinion of Haynes and Boone, LLP.

** 12.1	Computation of Ratio of Earnings to Fixed Charges.

** 23.1	Consent of KPMG LLP.

** 23.2	Consent of Lee Keeling and Associates, Inc.

** 23.3	Consent of Netherland, Sewell & Associates, Inc.

** 23.4	Consent of Ryder Scott Company, L.P.

** 23.5	Consent of Haynes and Boone, LLP (included in its opinion filed as Exhibit 5.1).

** 24.1	Power of Attorney (included on the signature pages hereto).

*** 25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee for the Senior Indenture.

*** 25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee for the Subordinated Indenture.

* To be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.

** Filed herewith.

*** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.